UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025

MediaCo Holding Inc.
(Exact name of registrant as specified in its charter)

Indiana	001-39029	84-2427771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 Hudson St, Floor 7	New York	New York	10014
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: 1 (212) 229-9797
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	MDIA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 6, 2025, MediaCo Holding Inc. (“MediaCo”) held a special meeting of stockholders by means of remote communications via a live interactive webcast on the internet (the “Special Meeting”). At the Special Meeting, MediaCo’s stockholders voted to approve the issuance of (i) up to 28,206,152 shares of MediaCo Class A Common Stock, par value $0.01 per share, upon the exercise of a warrant issued in connection with MediaCo’s acquisition of certain assets of Estrella Broadcasting, Inc. and its subsidiaries, and (ii) 7,051,538 shares of MediaCo Class A Common Stock, par value $0.01 per share, upon the exercise of the option right held by a subsidiary of MediaCo to purchase, or the put right held by Estrella Media, Inc. to sell equity interests of certain broadcast assets (the “Proposal”).

Voting results for the Proposal by were as follows:

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Class A Shares	91,832,630	79,883	1,664	0
Class B Shares	54,131,970	0	0	0

The Proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIACO HOLDING INC.

March 10, 2025	By:	/s/ Alberto Rodriguez
	Name:	Alberto Rodriguez
	Title:	Interim Chief Executive Officer